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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE
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PRESS RELEASE                              Source: Minorplanet Systems USA, Inc.

MINORPLANET SYSTEMS USA, INC. ANNOUNCES RECEIPT OF NASDAQ LISTING NOTICE REQUIRING $1.00 MINIMUM BID COMPLIANCE BY JAN. 6, 2004
Tuesday October 14, 7:45 am ET

RICHARDSON, Texas--(BUSINESS WIRE)--Oct. 14, 2003--Minorplanet Systems USA, Inc. (NASDAQ:MNPL - News), a leading provider of telematics-based management solutions for commercial fleets, today announced that the company received notice from the Nasdaq Listing Qualifications Staff that it has until Jan. 6, 2004 to comply with the $1.00 minimum bid requirement.

On Oct. 8, 2003, the company received notice from the Nasdaq Staff indicating that the company has 90 calendar days, or until Jan. 6, 2004, to demonstrate 10 consecutive trading days whereby the minimum bid price closes at $1.00 per share or more. As per the notice, if the company is unable to demonstrate compliance with this minimum bid price requirement on or before Jan. 6, 2004, the Nasdaq Staff will issue a written notification to the company delisting the company's securities. At such time, the company may appeal the Nasdaq Staff's determination with the Nasdaq Listing Qualifications Panel, which stays the effectiveness of the delisting pending a hearing with the Nasdaq Listing Qualifications Panel. Management is currently reviewing options regarding steps necessary to achieve compliance.

About Minorplanet Systems USA, Inc.

Minorplanet Systems USA, Inc. (minorplanetusa.com) markets, sells and supports Vehicle Management Information(TM) (VMI(TM)), a state-of-the-art fleet management solution that contributes to higher customer revenues and improved operator efficiency. VMI combines the technologies of the global positioning system (GPS) and wireless vehicle telematics to monitor vehicles, minute by minute. The company also markets, sells and supports a customized, GPS-based fleet management solution for large fleets like SBC Communications, Inc., which has approximately 34,000 installed vehicles now in operation.

Headquartered in Richardson, Texas, Minorplanet currently markets its VMI fleet management technology in the Dallas/Fort Worth, Houston, Atlanta, Los Angeles and Austin, Texas, markets, with plans for expanding into other metro markets in the future.

Legal notice to investors: Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "expects," "believes," "anticipates" or words of similar import. Similarly, statements that describe the company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements generally involve known and unknown risks, uncertainties and


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other facts, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: ability to remain listed on the Nasdaq Small Cap Market; ability to raise capital; acceptance of new product offerings; ability to achieve and maintain margins during periods of rapid expansion; availability of capital to fund expansion; market conditions; general economic and business conditions; business abilities and judgment of management and personnel; and changes in business strategy and competition. For a listing of risks applicable to the future prospects of the company, please refer to the reports filed with the SEC, such as recent 10-K and 10-Q Reports.

"Minorplanet" is a federally registered trademark and service mark of Minorplanet Limited. "Vehicle Management Information," "VMI," "Minorplanet Systems USA" and orb logotype are trademarks and service marks of Minorplanet Limited.

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Contact:
     Minorplanet Systems USA, Inc., Richardson
     W. Michael Smith, 972-301-2450
     www.minorplanetusa.com